NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Announces $200 Million Repurchase Authorization
BIRMINGHAM, AL — (PRNewswire) — November 11, 2010 — The Board of Directors of ProAssurance Corporation (NYSE:PRA) has authorized an additional $200 million to repurchase our shares or retire outstanding debt. The authorization is effective immediately, but the timing and quantity of any purchases will depend on market conditions and changes in our capital requirements. Additionally, our repurchase activity is subject to limitations that may be imposed on such purchases by applicable securities laws and regulations and the rules of the New York Stock Exchange.

In addition to this new authorization, the Company has $11.2 million remaining from previous authorizations. Since April 2007, we have purchased 5.7 million shares at a cost of $297 million and retired $40.9 million of outstanding debt.

“The authorization is an integral part of our ongoing commitment to optimize shareholder value through a comprehensive capital management strategy that includes initiatives such as prudently repurchasing shares, executing appropriate acquisitions and supporting strategic business expansion,” said ProAssurance’s Chairman and Chief Executive Officer, W. Stancil Starnes.

About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past four years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release.

Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

- more -
Page: 1

NEWS RELEASE CONTINUES

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other, similar matters, we are making forward-looking statements.

Risks that could adversely affect the proposed merger of ProAssurance and American Physicians Service Group include, but are not limited to, the following:

the business of ProAssurance and American Physicians Service Group may not be combined successfully, or such combination may take longer to accomplish than expected;

the cost savings from the merger may not be fully realized or may take longer to realize than expected;

operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

there may be restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

the board of directors of American Physicians Service Group may withdraw its recommendation and support a competing acquisition proposal; and

the shareholders of American Physicians Service Group may fail to approve the merger.

The following important factors are among those that could affect the actual outcome of future events:

general economic conditions, either nationally or in our market areas, that are different than anticipated;

regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;

the enactment or repeal of tort reforms;

formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from the private insurance market;

the impact of deflation or inflation;

changes in the interest rate environment;

the effect that changes in laws or government regulations affecting the U.S. economy or financial institutions, including the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and the Dodd-Frank Act of 2010, may have on the U.S. economy and our business;

performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Accounting Oversight Board;

changes in laws or government regulations affecting medical professional liability insurance or the financial community;

the effects of changes in the health care delivery system, including, but not limited to, the recently passed Patient Protection and Affordable Care Act;

uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance and changes in the availability, cost, quality, or collectability of insurance/reinsurance;

the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;

bad faith litigation which may arise from our handling of any particular claim, including failure to settle;

loss of independent agents;

changes in our organization, compensation and benefit plans;

our ability to retain and recruit senior management;

our ability to purchase reinsurance and collect payments from our reinsurers;

increases in guaranty fund assessments;

our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group; and

changes in competition among insurance providers and related pricing weaknesses in our markets.

Additional risk factors that may cause outcomes to differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as Current Reports on Form 8-K and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

######
Page: 2